UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022 (January 24, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 24, 2022, the Board of Directors (the “Board”) of CytoDyn Inc. (the “Company”) terminated the employment of the Company’s President and Chief Executive Officer, Nader Z. Pourhassan, Ph.D., and removed him as an officer of the Company. Under the terms of his employment agreement, Dr. Pourhassan was also deemed to resign, without any further action or notice, from all positions held with the Company and its subsidiaries, including, without limitation, as a member of the Board.

A committee of three Board members has been appointed to initiate the search for a new permanent CEO, with a focus on identifying a candidate possessing the requisite pharmaceutical industry experience to further the Company’s efforts to achieve regulatory approval and commercialization of leronlimab.

(c) Also on January 24, 2022, the Board elected Antonio Migliarese interim President of the Company. He will continue in his positions as Chief Financial Officer, Corporate Secretary and Treasurer of the Company.

Mr. Migliarese, age 38, was elected as the Company’s Chief Financial Officer on May 18, 2021. He has held various positions with increasing responsibilities since joining the Company as its Financial Reporting Manager on January 16, 2020, including Vice President, Corporate Controller, from January 16, 2020 until May 17, 2021. Prior to joining the Company, Mr. Migliarese was the Controller for Domaine Serene Vineyards and Winery, Inc. from 2018 to 2020, Corporate Controller for Lightspeed Technologies, Inc., an R&D company and supplier of high-tech audio and video solutions to schools and similar organizations, from 2015 to 2018, and CFO of American Cannabis Company, Inc. (OTCQB: AMMJ), from November 2014 until January 2016. Mr. Migliarese is a Certified Public Accountant and began his career in the assurance group of PricewaterhouseCoopers (PwC). Mr. Migliarese’s compensation will continue as provided in his Employment Agreement with the Company dated as of May 18, 2021, which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on October 12, 2021.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Migliarese and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no arrangements or understandings between Mr. Migliarese and any other persons pursuant to which he was elected as interim President and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On January 25, 2022, the Board elected Tanya Durkee Urbach, an independent director, as Chairman of the Board upon the resignation of Scott A. Kelly, M.D., from that position. Dr. Kelly will continue as a director of the Company and as its Chief Medical Officer. Ms. Urbach is currently Partner/Head of Family Office for Eagle Bay Advisors, which provides family office and investment advisory services, and also provides corporate governance and corporate finance advice to Dynepic, Inc., which provides an integrated platform to power immersive training programs for companies and U.S. military forces. From November 2020 through March 31, 2021, Ms. Urbach was a sole practitioner advising broker-dealers, investment advisers and their professionals. From January 2019 through October 2020, she was a shareholder at the law firm Markun, Zusman, Freniere & Compton in Portland, Oregon. She served as General Counsel for Paulson

Investment Company, LLC, a registered broker-dealer that provides investment banking services to the Company from time to time, from July 2015 until January 2019, providing advice regarding corporate governance, securities regulatory compliance, corporate finance, and other legal and securities-related issues. Ms. Urbach brings to the Board extensive training and expertise in the conduct of securities offerings, securities litigation, corporate finance and business growth, corporate governance, and other corporate business and legal issues.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: January 27, 2022	By	/s/ Antonio Migliarese
Antonio Migliarese
President and Chief Financial Officer